SECOND AMENDMENT TO SECURITY AGREEMENT

         SECOND AMENDMENT TO SECURITY AGREEMENT ("Amendment") dated as of November 15, 1996, by and among LYON CREDIT CORPORATION ("Secured Party"), AMERICAN NETWORK EXCHANGE, INC. ("ANEI") and CRESCENT PUBLIC COMMUNICATIONS INC. ("Crescent" and ANEI are collectively herein, the "Borrower" ).

                                    RECITALS

         WHEREAS, the undersigned are parties to a certain Security Agreement No. 001 dated as of October 4, 1995 (the "Original Security Agreement"), pursuant to which, among other things and subject to the terms thereof, the Borrower granted to the Secured Party a first security interest in the Collateral (as such term is defined in the Security Agreement) for purposes of securing payment on that certain Promissory Note, cated as of October 4, 1995, in the original stated amount of $2,500,000.00 executed by Borrower and payable to Secured Party ("First Note") and each promissory note made by the Borrower in favor of the Secured Party and all other indebte!dness of the Borrower to the Secured Party; and

         WHEREAS, Secured Party advanced further funds to Borrower pursuant to that Promissory Note, dated as of December 28, 1995, in the original stated principal amount of $500,000.00 ("Second Note"). In connection with this additional funding, the parties amended the Original Security Agreement in accordance with that Amendment to Security Agreement, dated as of December 28, 1995 ("First Amendment") and other related amendment and loan documents; and

         WHEREAS, simultaneously herewith, Borrower is refinancing the First Note and Seconcl Note and receiving additional funds under a new Consolidated, Renewed and Restated Promissory Note in the original stated principal amount of $7,000,000.00 executed by Borrower in favor of the Secured Party (such refinancing and additional funding being sometimes hereinafter referred to as the "Loan") and other related amendment and loan documents; and in connection therewith, the undersigned desire to amend the Original Security Agreement as amended by the First Amendment to incorporate therein certain new conditions, terms and additional collateral.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

         1. The recitals set forth above are incorporated herein for all purposes.

         2. Except as otherwise provided herein, all capitalized terms used herein without definition shall have the meanings ascribed to them in the Security Agreement. "Security Agreement" as used herein shall mean the Original Security Agreement as amended by the First Amendment and as amended by this Amendment.



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         3. Schedule No. 1 to the Original Security Agreement was wholly restated and revised by Schedule No. 2 executed in connection with and as part of the First Amendment. Schedule No. 2 is hereby wholly restated and replaced by Schedule No. 3 attached hereto and incorporated herein for all purposes. It is understood and agreed that only Schedule No. 3 shall serve as Collateral under the Security Agreement.

         4. "Note" as used in the Security Agreement shall include, without limitation, that certain Consolidated, Renewed and Restated Promissory Note dated as of November 15, 1996, in the original stated principal amount of $7,000,000.00, which note shall be included, without limitation, within the Indebtedness secured by the Security Agreement.

         5. Clause (i) under Section 1 of the Security Agreement which reads as follows "(i) each unit of property (such unit, an "Item") described in a
Schedule in the form attached hereto as Exhibit "B" (a "Schedule") and each unit of property constituting Replacement Equipment as defined in Section 9 hereof," is replaced with the following:

                  (i) each unit of property (such unit, an "Item") having the location and phone number set forth on and as further described on Schedule No. 3 attached hereto ("Schedule") and each Item constituting Replacement Equipment as defined in
                  Section 9 hereof ("Item" as used herein shall mean the applicable pay telephone, together with any telephone booths, enclosures, stations, pedestals, apparatus, circuit boards, coin banks and any other equipment physically connected to or installed in or with such telephones located at the addresses set forth on the Schedule),

         6. Section 5 of the Security Agreement is hereby amended to read in its entirety as follows:

                  5. Liens: Borrower shall keep the Collateral free and clear from all liens, charges, encumbrances and security interests of any kind ("Liens"), except for (i) the Lien of Secured Party, as provided in this Security Agreement, (ii) Liens for taxes either not yet due or being contested by Crescent in good faith with due diligence and by appropriate proceedings, so long as such proceedings do not, in the opinion of Secured Party, involve any material danger of sale, forfeiture or loss of Collateral or any part thereof or title thereto or interest therein, and (iii) inchoate materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's or other like Liens arising in the ordinary course of business of Crescent and not delinquent and Crescent shall be maintaining adequate reserves therefor. No additional Liens on the Collateral shall be permitted for the benefit of any third party or in connection with any other third party financing. Secured Party shall, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Secured Party's Liens upon full payment and satisfaction of all Indebtedness. Secured Party expressly acknowledges and agrees that for purposes of this Security Agreement including but not limited to the provisions of this Section 5, the Collateral consists only of 3500 Items and associated Contracts, Proceeds and Additions as more fully defined and

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                  described in Section 1 hereof and the Schedule dated as of even date herewith attached hereto as Schedule No. 3.

         7. The references to "1866" appearing in clause (a) of Section 6 and clause (a) of Section 9 of the Security Agreement are hereby amended to read "3500."

         8. Clause (x) of Section 17 of the Security Agreement is hereby revised to read as follows:

         (x) the related Contracts for at least 3500 of the Items have terms, including automatic renewals thereof, of at least sixty (60) months from the date hereof;

         9. The following phrase is hereby deleted from Section 17 (v) "except as otherwise provided in Section 5 hereof."

         10. Clause (viii) of Section 17 of the Security Agreement is hereby revised to read as follows:

         (viii) each of the Contracts is, by its terms, assignable by Crescent (except for Contracts covering approximately 65 Items which are maintained in hospitals, which assignments are subject to the consent of such hospitals and subject to applicable laws and regulations), and no Contract provides for any claim (other than a claim for non-payment of commissions due thereunder) or lien by the owner of the premises on which any Item is located on any such Item, and each Contract (other than 2 of the Contracts) allows Crescent to remove the Collateral from the premises whenever Crescent or its assigns feels it is necessary to do so to prevent the deterioration of the Collateral without liability or accountability to such owner;

         11. The Security Agreement is hereby amended by adding Sections 22, 23, 24, 25, 26, 27 and 28 as set forth below (currently Section 21 is the
Miscellaneous Section as the prior Section 21 "Release of Collateral" was deleted in the First Amendment):

                  22. Earnest Money Fee. Borrower paid a refundable earnest money fee (the "EMF") in the amount of $70,000.00 upon Borrower's execution of the proposal to make the Loan. The EMF shall be returned to Borrower within 30 days after the Loan proceeds have been funded to Borrower (less any Expenses incurred by Secured Party in connection with making the Loan). Expenses as used in this Section 22 shall include, but not be limited to, all costs of recording of liens, UCC searches, reasonable attorneys' fees and expenses, appraisals, reasonable travel expenses and other fees incidental to closing of the Loan. In the event the Loan should not close due to rejection by Borrower and/or its parent company of the financing contemplated hereunder, Borrower acknowledges and agrees that the EMF was fully earned by Secured Party and was not contingent upon the execution of the Second Amendment to Security Agreement or the making of any advance thereunder.



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

                  23. Prepayment Fee: Loan Fee. Concurrently with the execution of the Agreement, Borrower shall pay a non-refundable fee ("Fee") in the amount of Seventy Thousand and No/100 Dollars ($70,000.00) to Secured Party. Borrower acknowledges and agrees that the Fee was fully earned upon Borrower's execution of this Agreement, and shall not be subject to proration or rebate upon the termination of this Agreement or repayment of the Loan. A portion of the Fee, the calculation of which shall be determined by Secured Party, is payable to Secured Party in connection with the prepayment premium due to Secured Party under the First Note and Second Note. The remainder of the Fee shall be payment to Secured Party as consideration for making the loan and shall also compensate Secured Party for the cost associated with the origination, structuring, processing, approving and closing of the transactions contemplated herein, including, but not limited to, Secured Party's administrative, out-of-pocket, general overhead and lost opportunity costs, but not including any expenses for which Borrower has agreed to reimburse Secured Party pursuant to this Security Agreement .

                  24. Right to Participate. Borrower acknowledges that it has been informed that Secured Party intends to sell participation interests in the Indebtedness to other financial institutions. To the extent that any such participants should find typographical, word processing or other similar errors, Borrower agrees to correct such matters.

                  25. No Additional Debt on Coastal Transaction. Without limiting Borrower's rights to use any non-Collateral property for security for new debt for future acquisitions or otherwise, Borrower agrees and represents and warrants to Secured Party that no additional debt, whether through seller financing, third party financing, or whether secured or unsecured, shall be entered into or incurred in connection with the purchase of the assets of Coastal Telecom Payphone Company, Inc., BEK Tel, Inc., and Garden State Telephone Installation & Service Co., Inc. as originally set forth in that certain Asset Purchase Agreement, dated as of November 8, 1996.

                  26. Inadvertent Replacement. Without limiting or waiving any of the other affirmative obligations of Borrower as to maintaining the Collateral herein, Borrower agrees that the Items of Collateral hereunder shall be maintained at the 3500 level and should Borrower have been mistaken (such mistake must be inadvertent and in good faith) as to the term of, or automatic renewals of, any of the Contracts causing such to terminate prior to the maturity of the Note, Borrower shall within ten (10) Business Days of such termination cause such to be replaced in accordance with Section 9 (c) of this Security Agreement.

                  27. Copies of Contracts. Borrower represents and warrants that it has available in its files the Contracts and that such shall be held in trust by Borrower for the benefit of Secured Party. Borrower agrees that within ten (10) business days after request by Secured Party after an Event of Default, it shall provide the Contracts to Secured Party.

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                  28.  Cash  Flow  Ratio.  AMNEX,  INC.  is a  guarantor  of the
                  Indebtedness and parent company to each corporation comprising Borrower. As a condition and inducement to Secured Party
                  refinancing  and  providing   additional  funds  to  Borrower,
                  Borrower  agrees  that  it  shall  be  a  covenant   hereunder
                  applicable to Borrower that AMNEX, Inc. maintain a Cash Flow Ratio (as hereafter defined) of not less than 1.25 to 1.0. Borrower shall provide annual certifications to Secured Party (such shall be delivered along with the annual reports provided under Section 8 (iv)). "Cash Flow Ratio" as used herein is derived by dividing Net Cash Flow (as hereafter defined) by Current Maturities of Long Debt (as hereafter defined). "Net Cash Flow" shall mean the sum of net after tax income (but excluding any condemnation or insurance proceeds payable), depreciation, and amortization of intangible assets. "Current Maturities of Long Term Debt" shall mean the sum of the current portion of long term debt and capital leases payable in the twelve months following the fiscal year end.

         12. Borrower remakes its representations and warranties set forth in the Security Agreement as of the date of this Amendment and reaffirms and remakes all of its covenants and agreements as of the date of this Amendment.

         13. Secured Party agrees within thirty (30) days after funding the Loan to type legends on the First Note and Second Note stating that such have been consolidated, renewed and restated in the Consolidated, Renewed and Restated Note, dated as of November 15, 1996 and to provide a copy of same to Borrower or AMNEX, Inc. but the First Note and Second Note shall be, as so marked, retained by Secured Party until the Loan shall have been paid in full. Secured Party intends to file new UCC-1s in connection with the Loan and agrees after receipt of the recorded new UCC-1s to file UCC terminations as to the UCC-1s filed in connection with Original Security Agreement and the First Amendment.

         14. Except as expressly amended herein, the terms and conditions of the Security Agreement shall remain in full force and effect without waiver or modification of the rights of any party thereto.

      15. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one of the same instrument.

                 [THE REMAINDER OF PAGE IS INTENTIONALLY BLANK]



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         IN WITNESS  WHEREOF,  each of the parties hereto has caused this Second
Amendment to Security Agreement to be executed on its behalf by an officer thereunto duly authorized as of the date first above written.

BORROWER:

CRESCENT PUBLIC COMMUNICATIONS INC.


By:/s/
     Kenneth G. Baritz, Chairman


ATTEST:/s/
          Renee A. Brandner, Secretary


AMERICAN NETWORK EXCHANGE, INC.,


By: /s/
        Kenneth G. Baritz, Chairman



ATTEST:/s/
         Amy S. Gross, Secretary


SECURED PARTY:

LYON CREDIT CORPORATION


By:/s/
Printed Name:Randall C. House
Title:VP/Division Manager



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                                 Schedule No, 3
                              to Security Agreement


                      SCHEDULE NO. 3 TO SECURITY AGREEMENT



Description of Collateral:    3500 Pay Telephones as outlined on Schedule "A"
                              attached hereto and made a part hereof.

Cost of Collateral:           $7,000,000.00

Collateral be located at:     See Schedule "A" attached hereto and made a part
                              hereof.


      Reference is rnade to that certain Security Agreernent No. 001, dated as of October 4, 1995, as amended by that certain Amendment to Security Agreement, dated as of December 28, 1995 and that certain Second Amendment to Security Agreement, dated as of November 15, 1996 (as it may be modified or amended, now or hereafter, called the "Security Agreement") between Lyon Credit Corporation ("Secured Party") and American Network Exchange, Inc. and Crescent Public Communications Inc. ("Borrower").

     All of the terms and provisions of the Security Agreernent are hereby incorporated by reference into and made part of this Schedule to the same extent as if fully set forth herein. Borrower and Secured Party hereby agree to be bound by the terms and provisions, and hereby make, as if made as of the date hereof, the representations and warranties contained in the Security Agreement as each relates to the Collateral described above.



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     IN WITNESS  WHEREOF,  the parties  hereto have executed this Schedule as of the 15th day of November, 1996.

                                             AMERICAN NETWORK EXCHANGE, INC.,
                                             as Borrower

Attest: /s/                                  By:/s/
Printed Name: Amy S. Gross                      Kenneth G. Baritz
Title: Secretary

                                             CRESCENT PUBLIC COMMUNICATIONS INC.
                                             as Borrower

Attest:/s/                                   By:/s/
Printed Name: Renee A. Brandner                 Kenneth G. Baritz, Chairman
Title:Secretary

LYON CREDIT CORPORATION
as Secured Party

By:/s/
Title: V.P. Division Manager

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                                   SCHEDULE A

Reference is made to that certain Security Agreement No. 001 dated as of October 4, 1995 as amended by the Amendment to Security Agreement, dated as of December 28, 1995, and Second Amendment to Security Agreement, dated as of November 15, 1996 (collectively, the "Security Agreement") by and among Lyon Credit Corporation (together with its successors and assigns, if any, "Secured Party"), American Network Exchange, Inc. ("ANEI") and Crescent Public Communications Inc. ("Crescent", and collectively with ANEI, the "Borrower"), pursuant to which Borrower granted and conveyed to Secured Party a first security interest in, and mortgaged and collaterally assigned to Secured Party, (i) each unit of property (such unit, an "Item") having the location and phone number set forth on and as further described on Attachment 1 attached hereto ("Schedule") and each Item constituting Replacement Equipment as defined in Section 9 of the Security Agreement ("Item" as used herein shall mean the applicable pay telephone, together with any telephone booths, enclosures, stations, pedestals, apparatus, circuit boards, coin banks and any other equipment physically connected to or installed in or with such telephones located at the addresses set forth on the Schedule), (ii) each Pay Telephone Location Agreement between Crescent and the owner or lessee of any location on which any Item may be located, and (iii) all products and proceeds of each Item, if any, which Crescent may be entitled to receive, i.e., excluding any and all non-coin revenues but including commissions receivable on non-coin revenues and any coin revenues derived from an Item, all additions, attachments, accessories and accessions thereto and any and all substitutions, replacements or exchanges thereto, and any and all insurance proceeds thereof, including, but not limited to, every permitted lease or sublease, however designated, covering all or any part thereof, (all of the foregoing hereinafter collectively called the "Collateral").


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